UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2015

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 1, 2015, Benjamin S. Carson, Sr., M.D., an independent member of the board of directors (the “Board”) and Chairman of the Company’s Compensation Committee, resigned from the Board. Pursuant to the rules of The Nasdaq Stock Market (“Nasdaq”), the Company notified Nasdaq on May 4, 2015, of this event and that the Board was no longer comprised of a majority of independent directors. On May 6, 2015, the Company received from the staff of the Listing Qualifications Department of Nasdaq a letter (the “Staff Letter”) confirming receipt of the Company’s notice and indicating that, due to Dr. Carson’s resignation, the Company was not in compliance with Listing Rule 5605(b)(1), which requires that a majority of the Board be comprised of independent directors.

Consistent with Listing Rules 5605(b)(1)(A), the Staff Letter indicated that Nasdaq will provide the Company a cure period in order to regain compliance with the independence requirement noted above. Pursuant to the Staff Letter, the Company will have until the Company’s next annual shareholders’ meeting to regain compliance. The Company fully intends to regain compliance with the independence requirements before such cure period ends to ensure continued listing on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 7, 2015.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

3